                                                                     EXHIBIT 4.1

                          PLUM CREEK TIMBERLANDS, L.P.
                          999 Third Avenue, Suite 2300
                            Seattle, Washington 98104

                                                         As of December 19, 2002

To each of the Noteholders listed on the signature pages attached hereto

Dear Noteholder:

         Plum Creek Timberlands, L.P., (together with any Person who succeeds to all or substantially all of Plum Creek Timberlands, L.P.'s assets and business, herein called the "Company"), a Delaware limited partnership has heretofore entered into that certain Senior Note Agreement, dated as of October 9, 2001 (the "Senior Note Agreements"), pursuant to which the Company issued its senior notes in the aggregate principal amount of $500,000,000 ($55,000,000 of 6.96% Series H Senior Notes due 2006, $75,000,000 of 7.25% Series I Senior Notes due 2008, $295,000,000 of 7.66% Series J Senior Notes due 2011 and $75,000,000 of
7.76% Series K Senior Notes due 2013, all of which remain outstanding and are held by the institutions (individually a "Noteholder" and collectively the "Noteholders") listed on the signature pages attached hereto (the "Notes"). Terms used herein which are not otherwise defined herein have the meanings ascribed to them in the Senior Note Agreements, as amended by this Agreement.

         The Company and the Noteholders wish to enter into this agreement (this "Agreement") in order to amend certain provisions of the Senior Note Agreements. Accordingly, the Company hereby agrees with the Noteholder as follows:

         1.                AMENDMENTS TO SENIOR NOTE AGREEMENTS.

                  (a) Clause (ix) of paragraph 6B(3) of the Senior Note Agreements is hereby amended to read in its entirety as follows:

                           (ix) make Investments not otherwise permitted by this paragraph 6B(3) in entities engaged solely in a Permitted Business or Permitted Ancillary Business, provided that the cumulative aggregate amount of such Investments, (calculated at original cost and including (A) the fair market value of property (other than cash invested as of the date of the Investment) as reasonably determined in good faith by the Responsible Representatives at the time such Investment was made and (B) the principal amount of any obligations guaranteed to the extent such guarantees are not otherwise permitted by this paragraph 6B(3)) outstanding from time to time made pursuant to this clause (ix) between the date of closing and any date thereafter shall not exceed the greater of $300,000,000 or 60% of the average annual Pro Forma Free Cash Flow for the two fiscal years preceding such date;

                  (b) A new clause (x) is added at the end of paragraph 6B(3) of the Senior Note Agreements as follows:

                                                   Amendment to Series H,I,J & K
                                                          Senior Note Agreements
                           and; (x) make contributions of property to the
                  capital of Persons in which the Company directly or indirectly holds an equity or other ownership interest to the extent that such contributions constitute Investments that are permitted by the provisions of clause (ix) above;

                  (c) Clause (iii) of paragraph 6B(5) of the Senior Note Agreements is hereby amended by adding the phrase "or a Permitted Ancillary Business" after the phrase "Permitted Business" in the seventh line thereof.

                  (d) Clause (iv) of paragraph 6B(5) of the Senior Note Agreements is hereby amended by adding the phrase "or a Permitted Ancillary Business" after the phrase "Permitted Business" in the eighteenth line thereof.

                  (e) Clause (viii) of paragraph 6B(5) of the Senior Note Agreements is hereby amended to read in its entirety as follows:

                           (viii) the Company and its Restricted Subsidiaries may otherwise sell for cash properties in an amount not less than the fair value thereof as determined in good faith by the Responsible Representatives, if and only if (a) immediately after giving effect to such proposed sale, no condition or event shall exist which constitutes an Event of Default or Material Default, (b) not less than 50% of the Net Proceeds of any such sale (x) are applied, within one year after such sale, to the repayment of Qualified Debt selected by the Company, which, in the case of the Notes, shall be a prepayment pursuant to paragraph 4B, or (y) are applied, within one year after such sale, to the purchase of productive assets in the same line of business, and (c) immediately after giving effect to such sale (giving effect on a pro forma basis to any proposed retirement of Qualified Debt out of the proceeds thereof), the Company could incur $1 of additional Funded Debt or Current Debt pursuant to paragraph 6B(2)(ix); provided that, if any such sale constitutes a sale of more than 15% of the Company's Tangible Assets as of the end of the Company's most recently ended fiscal quarter, all the unapplied Net Proceeds of such sale less the amount, if any, of such Net Proceeds to be included in clause (a)(vii) of the definition of "Available Cash" in the calculation thereof for the calendar quarter of the Company in which the sale occurs shall be placed immediately in an escrow or cash collateral account or accounts, pursuant to an agreement or agreements in form and substance reasonably satisfactory to the holders of greater than 50% of the outstanding principal amount of Qualified Debt (which escrow agreement or agreements shall provide for a release from escrow of an amount equal to any additions to Available Cash pursuant to clause (a)(vii) of the definition of "Available Cash" with respect to such sale in calendar quarters of the Company subsequent to the calendar quarter in which such sale occurs), for the purpose of application in accordance with clause (b) above, and

                  (f) Paragraph 6C of the Senior Note Agreements is hereby amended by adding the phrase "or Permitted Ancillary Businesses" at the end of the first sentence thereof.

                                                   Amendment to Series H,I,J & K
                                                          Senior Note Agreements

                  (g) The following definitions set forth in paragraph 10B of the Senior Note Agreements are hereby amended to read in their entirety as follows:

                  "Assumption Agreements" shall mean those certain Assumption Agreements, dated as of October 9, 2001, executed as contemplated by (and in substantially the form designated as Exhibit 3H to) this Agreement, together with any Future Southern Timber Assumption Agreements or any Assumption Agreements executed by the Mississippi Subsidiary or any other Restricted Subsidiary in substantially the form of Exhibit 3H attached hereto.

                  "Available Cash" shall mean, with respect to any calendar quarter

                           (a) the sum of:
                                    (i)      the Company's net income (or net
                           loss) (excluding gain on the sale of any Capital Asset) for such quarter,

                                    (ii)     the amount of depletion,
                           depreciation, amortization and other noncash charges utilized in determining net income of the Company for such quarter,

                                    (iii)    the amount of any reduction in
                           reserves of the Company of the types referred to in clause (b)(iv) below,

                                    (iv)     proceeds received by the Company
                           from the sale of Designated Acres,

                                    (v)      any Cash from Capital Transactions
                           received by the Company during such quarter in specific contemplation that such Cash from Capital Transactions will be used to refund or refinance any payment of Debt of the type specified in clause
                           (b)(i) below which was made in either of the two immediately preceding quarters,

                                    (vi)     (A) with respect to the calendar
                           quarter ended September 30, 2001 only, $140,000,000 and (B) other Cash from Capital Transactions received by the Company during the relevant quarter up to an aggregate amount equal to $200,000,000 for all calendar quarters, commencing with the calendar quarter that ended March 31, 2002, less the aggregate of other amounts of such $200,000,000 utilized in the calculation of Available Cash for previous calendar quarters, and

                                    (vii)    without duplication in respect of
                           clauses (a)(v) and (a)(vi) above, in the event of any Asset Sale, an amount equal to that portion of the Net Proceeds received from such sale that was applied to the repayment of the Qualified Debt in accordance with paragraph 6B(5)(viii) but not to exceed an amount equal to 50% of the Net Proceeds received from such sale; provided, that, the cumulative increase to Available Cash pursuant to this clause (a)(vii) (after giving effect to any current increase

                                                   Amendment to Series H,I,J & K
                                                          Senior Note Agreements
                           in respect thereof) with respect to any Asset Sale shall not exceed, in any event, an amount equal to the Net Proceeds from such Asset Sale less the cumulative amount of such Net Proceeds applied to the repayment of Qualified Debt and to the purchase of productive assets in accordance with paragraph 6B(5)(viii);

                  less (b) the sum of:

                           (i) all payments of principal on Debt made by the Company in such quarter (excluding any payments of principal on Debt made with Cash from Capital Transactions received by the Company during such quarter or, to the extent such Cash from Capital Transactions remains available, received by the Company during the four immediately preceding quarters),

                           (ii) capital expenditures made by the Company during such quarter (excluding any capital expenditures for such quarter made with Cash from Capital Transactions received by the Company during such quarter or, to the extent such Cash from Capital Transactions remains available, received by the Company during the four immediately preceding quarters, and capital expenditures which the General Partner reasonably anticipates will be financed with Cash from Capital Transactions within 90 days from the end of such quarter),

                           (iii) the amount of any capital expenditures made by the Company in a prior quarter which was anticipated would be financed from Cash from Capital Transactions but which have not been financed from such source within 90 days from the end of such quarter,

                           (iv) the amount of any reserves of the Company established during such quarter which are necessary or appropriate (A) to provide funds for the future payment of items of the types specified in clauses (b)(i) and (b)(ii) above, (B) to provide additional working capital, (C) to provide funds for cash distributions with respect to any one or more of the next four quarters, or (D) to provide funds for the future payment of interest in an amount equal to the interest to be accrued in the next quarter,

                           (v) the amount of any noncash items of income utilized in determining net income of the Company for such quarter,

                           (vi) the amount of any Investments in the form of cash or cash equivalents (other than guarantees, contingent liabilities or endorsements, except to the extent payments are actually made under such guarantees, contingent liabilities or endorsements) made by the Company during such quarter pursuant to clause (i), (viii) or (ix) of paragraph 6B(3) (or in the case of any Subsidiary, Investments in the form of cash or cash equivalents (other than guarantees, contingent liabilities or endorsements, except to the extent payments are actually made under such guarantees, contingent liabilities or endorsements) of similar

                                                   Amendment to Series H,I,J & K
                                                          Senior Note Agreements

                  type) to the extent not included in capital expenditures or payments on principal on Debt made by the Company during such quarter (excluding (A) any such Investments for such quarter made with Cash from Capital Transactions received by the Company during such quarter or, to the extent such Cash from Capital Transactions remains available, received by the Company during the four immediately preceding quarters, and Investments which the General Partner reasonably anticipates will be financed with Cash from Capital Transactions within 90 days from the end of such quarter and (B) the Investments made pursuant to the Merger-Related Contributions), and

                           (vii) the amount of any Investments (other than guarantees, contingent liabilities or endorsements, except to the extent payments are actually made under such guarantees, contingent liabilities or endorsements) made by the Company in a prior quarter pursuant to clause (i), (viii) or (ix) of paragraph 6B(3) (or in the case of any Subsidiary, Investments (other than guarantees, contingent liabilities or endorsements, except to the extent payments are actually made under such guarantees, contingent liabilities or endorsements) of similar type) to the extent not included in capital expenditures made by the Company during such quarter which was anticipated would be financed from Cash from Capital Transactions but which have not been financed from such source within 90 days from the end of such quarter, other than any Investments made pursuant to the Merger-Related Contributions.

                           Notwithstanding the foregoing, "Available Cash" shall
                  not take into account any reductions in reserves or disbursements made or reserves established after commencement of the dissolution and liquidation of the Company. In determining "Available Cash", (i) all items under clauses
                  (a)(i), (ii), (iii), (iv), (v), (vi) and (vii) above and all items under clauses (b)(i), (ii), (iii), (iv), (v), (vi) and
                  (vii) above shall be (A) calculated on a consolidated basis with any Subsidiary of the Company whose income is accounted for on a consolidated basis with the Company and (B) calculated on a consolidated basis with any other Person in which the Company directly or indirectly holds an equity or other ownership interest, and, in accordance therewith, "Available Cash" shall include a percentage of each such item of each such Subsidiary or such other Person equal to the Company's percentage ownership interest in such Subsidiary or such other Person, provided, however, that the items under clauses (a)(i), (ii), (iii), (iv), (v), (vi) and (vii) above shall only be included in Available Cash to the extent that the General Partner determines such amount to be legally available for dividends or distributions to the Company or a Subsidiary by such Subsidiary, and with respect to dividends or distributions to the Company or a Subsidiary by such other Person, that such dividends or distributions have been paid to the Company or such Subsidiary; (ii) the amount of net income and the amount of depletion, depreciation, amortization and other noncash charges, utilized in determining net income shall be determined, with respect to the Company, by the General Partner in accordance with generally accepted accounting principles and, with respect to any Subsidiary or such other Person in which the Company directly or indirectly holds an equity or other ownership interest, by its Board of Directors (or by such

                                                   Amendment to Series H,I,J & K
                                                          Senior Note Agreements
                  other body or Person which has the ultimate management authority of such Subsidiary or such other Person) in accordance with generally accepted accounting principles;
                  (iii) the net income of any Subsidiary or other Person in which the Company directly or indirectly holds an equity or other ownership interest shall be determined on an after-tax basis; (iv) the amount of any reductions in, or additions to, reserves for purposes of clauses (a)(iii) and (b)(iv) above shall be determined, with respect to the Company, by the General Partner in its reasonable good faith judgment and, with respect to any Subsidiary or other Person in which the Company directly or indirectly holds an equity or other ownership interest, by its Board of Directors (or by such other body or Person which has the ultimate management authority of such Subsidiary or such Person) in its reasonable good faith judgment; and (v) any determination of whether any capital expenditures or investments are financed, or anticipated to be financed, with Cash from Capital Transactions for purposes of clause (b)(ii) or (b)(vi) above shall be made, with respect to the Company, by the General Partner in its reasonable good faith judgment and, with respect to any Subsidiary or other Person in which the Company directly or indirectly holds an equity or other ownership interest, by its Board of Directors (or by such other body or Person which has the ultimate management authority of such Subsidiary or such Person) in its reasonable good faith judgment.

                           Subject to the immediately succeeding sentence, any
                  increase to Available Cash pursuant to clause (a)(vii) above shall be made in the calendar quarter in which Qualified Debt is repaid in accordance with such clause (irrespective of the calendar quarter in which the Asset Sale occurred). Notwithstanding the foregoing, the item under clause (a)(vii) above shall only be included in the calculation of Available Cash if (A) the Company has delivered to the Noteholders an Officers' Certificate demonstrating (with computations in reasonable detail) compliance by the Company with the provisions of clause (B) below for the calendar quarter in which the payment of Qualified Debt in accordance with clause
                  (a)(vii) above is made, and (B) the ratio of Pro Forma Free Cash Flow to Maximum Pro Forma Annual Interest Charges as of the last day of such calendar quarter is not less than 2.50:1.0.

                           "Designated Acres" shall mean up to an aggregate
                  800,000 acres owned by the Company which (based on the good faith determination of the Responsible Representatives that such acres have at the time such determination is made a higher value as recreational, residential, grazing or agricultural property than for timber production) may be reasonably designated by the General Partner at the time of the sale thereof as constituting Designated Acres (such aggregate number of acres to be determined over the term of existence of this Agreement). The maximum number of Designated Acres as set forth above shall be adjusted from time to time as follows: (i) upon any acquisition of Timberlands made after September 30, 2002, the maximum number of Designated Acres shall be increased by an amount equal to five percent (5%) of the aggregate acreage of Timberlands so acquired, and (ii) upon any disposition or sale of Timberlands (other than a sale of Designated Acres) made after September 30, 2002, the

                                                   Amendment to Series H,I,J & K
                                                          Senior Note Agreements
                  maximum number of Designated Acres shall be decreased by an amount equal to five percent (5%) of the aggregate acreage of Timberlands so disposed or sold, provided, however, in no event may the number of Designated Acres be decreased below the number of Designated Acres previously sold as Designated Acres.

                           "Other Senior Notes" shall mean the following
                  outstanding Senior Notes of the Company (other than the "Notes" as defined herein) (a) 8.73% Senior Notes due August 1, 2009, (b) 11-1/8% Senior Notes due June 8, 2007, (c) Senior Notes, Series A, B, C and D due November 13, 2006, 2008, 2011 and 2016, respectively, (d) Senior Notes, Series E, F and G due February 12, 2007, 2009 and 2011, respectively, (e) $20,000,000 Floating Rate Notes Series L due 2008, $47,000,000 4.96% Notes Series M due 2008, $55,000,000 5.48% Notes Series N due 2010 and $178,000,000 6.18% Notes Series O due 2013 and
                  (f) 5.31% Senior Notes.

                  (h) The following new defined terms are hereby added to paragraph 10B of the Senior Note Agreements in the proper alphabetical order:

                           "Asset Sales" means any sale or disposition of
                  properties (other than inventory in the ordinary course of business) of the Company, any of its Subsidiaries or any other Person in which the Company holds an equity or other ownership interest, by the Company, such Subsidiary or such other Person.

                           "5.31% Senior Notes" shall mean the Company's 5.31%
                  Senior Notes due September 17, 2007, in the original principal amount of $25,000,000.

                           "Net Proceeds" means proceeds in cash as and when
                  received by the Person making a sale of property, net of: (a) the direct costs relating to such sale excluding amounts payable to the Company, any Affiliate of the Company or any other Person in which the Company holds an equity or other ownership interest, (b) sale, use or other transaction taxes paid or payable as a result thereof, and (c) amounts required to be applied to repay principal, interest and prepayment premiums and penalties on Debt secured by a Lien on the asset which is the subject of such disposition.

                           "Permitted Ancillary Business" means the ownership,
                  development, management and sale of property owned or previously owned by the Company or a Restricted Subsidiary that, based on the good faith determination of the Responsible Representatives at the time of determination, has a higher value as recreational, residential, grazing or agricultural property than for timber production.

                  (i) All references in the Senior Note Agreements to "net proceeds" shall be deemed to be references to "Net Proceeds."

         2.                CONDITIONS TO EFFECTIVENESS.

                                                   Amendment to Series H,I,J & K
                                                          Senior Note Agreements

         The amendments set forth in paragraph 1 shall become effective (the "EFFECTIVE DATE") concurrently with the issuance of the Company's $20,000,000 Floating Rate Notes Series L due 2008, $47,000,000 4.96% Notes Series M due 2008, $55,000,000 5.48% Notes Series N due 2010 and $178,000,000 6.18% Notes
Series O due 2013 (collectively, the "NEW NOTES"), subject to the satisfaction (or waiver) by the Required Holders of the following conditions:

                  (a)               REPRESENTATIONS AND WARRANTIES; NO DEFAULT.
         The representations and warranties contained in paragraph 3 hereof shall be true in all material respects on and as of the Effective Date; there shall exist on the Effective Date no Event of Default or Default; and the Company shall have delivered to you an Officer's Certificate, dated as of the Effective Date, to both such effects.

                  (b) PROCEEDINGS. All proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incident thereto shall be satisfactory in substance and form to you, and you shall have received all such counterpart originals or certified or other copies of such documents as you may reasonably request.

                  (c) NOTEHOLDER CONSENT. The Company shall have received executed counterparts of this Agreement from the Required Holders.

                  (d) AMENDMENT OF AGREEMENTS. The amendment of even date herewith of the agreements pursuant to which the Other Senior Notes were issued and the amendment of even date herewith of the Mortgage Note Agreements shall have been approved by the Required Holders in each such agreement.

         3.                REPRESENTATIONS AND WARRANTIES.

         The Company represents and warrants as follows:

                  (a) NO DEFAULT. No Default or Event of Default has occurred and is continuing, and, after giving effect to the amendments contemplated hereby, no Default or Event of Default will exist.

                  (b) ORGANIZATION. The Company is a limited partnership, duly organized, validly existing and in good standing under the Delaware Revised Uniform Limited Partnership Act and has all requisite partnership power and authority to own and operate its properties, to conduct its business as currently conducted, to enter into this Agreement and to carry out the terms of this Agreement and after giving effect to the amendments contemplated hereby, the Senior Note Agreements and the Notes. The Restricted Subsidiaries, Manufacturing and the Facilities Operating Subsidiaries are each a duly organized and validly existing corporation, limited partnership or limited liability company, as applicable, and in good standing under its jurisdiction of incorporation or formation, as applicable, with all requisite corporate, partnership or limited liability company power and authority, as applicable, to own and operate its properties, to conduct its business as proposed to be conducted.

                                                   Amendment to Series H,I,J & K
                                                          Senior Note Agreements

                  (c) GENERAL PARTNER NET WORTH. As of the Effective Date, the General Partner will have a net worth (excluding its interest in the Company and any notes receivable from or payable to the Company) at least equal to the amount sufficient to meet the tax requirements, if any, for a general partner of a Delaware limited partnership (based on the fair market value of its assets).

                  (d) OWNERSHIP AND SUBSIDIARIES. The Corporation owns 100% of the membership interests in the General Partner. The General Partner owns the 1% general partnership interest in the Company and the Corporation owns the 99% limited partnership interest in the Company. The Company owns directly or indirectly, all of the issued and outstanding equity interests of all of its Subsidiaries, which interests will have been duly authorized and validly issued, fully paid and non-assessable and be owned free and clear of any Liens. There are no outstanding warrants or options to acquire, or instruments convertible into or exchangeable for, any equity interest in any such Subsidiary. As of the Effective Date, the Company will have no Subsidiaries other than the Subsidiaries listed on Exhibit A. The only general partner of the Company is the General Partner, which as of the Effective Date owns a 1% interest in the Company.

                  (e) CORPORATION. The Corporation is a corporation, duly formed, validly existing and in good standing under the laws of Delaware and has all requisite corporate power and authority to own and operate its properties, and to conduct its business as currently conducted. The Corporation is organized in conformity with the requirements for qualification as a real estate investment trust under the Code and its ownership and method of operation since July 1, 1999 has enabled it to meet the requirements for taxation as a real estate investment trust under the Code.

                  (f) QUALIFICATION. The Company and each of its Subsidiaries is duly qualified or registered for the transaction of business and in good standing as a foreign partnership, corporation or limited liability company, as the case may be, in each jurisdiction in which the failure to so qualify or be registered would have a Material Adverse Effect.

                  (g) BUSINESS; FINANCIAL STATEMENTS. The Company and its Subsidiaries have not engaged in any business or activities prior to the Effective Date other than (i) owning, acquiring and disposing of Timber and Timberlands, and (ii) owning and operating lumber mills, plywood and fiberboard manufacturing plants, wood chip plants and natural resource assets. The Company and its Subsidiaries do not have any significant assets other than Timber, Timberlands and the facilities described in clause (ii) above, cash and cash equivalents and general intangibles acquired, used or useful in connection with its Permitted Business, and as of the Effective Date will not have any significant liabilities other than the Notes, the Other Senior Notes, the Guarantee, the Mortgage Notes, indebtedness under the Bank of America Revolving Credit Agreement and the Company's 364-Day Revolving Credit Agreement dated as of November 26, 2002, as it may be amended, amended and restated, supplemented, modified, renewed or refinanced from time to time, and liabilities incurred in the ordinary course of business.

                                                   Amendment to Series H,I,J & K
                                                          Senior Note Agreements

                  (h) CHANGES, ETC. Except as contemplated by this Agreement, subsequent to December 31, 2001, (a) neither the Company nor the Facilities Subsidiary has incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions not in the ordinary course of business, except (i) the Company's 364-Day Revolving Credit Agreement dated as of November 26, 2002, as it may be amended, amended and restated, supplemented, modified, renewed or refinanced from time to time, (ii) the Purchase and Sale Agreement dated as of September 17, 2002 governing the terms of acquisition by the Company of approximately 309,000 acres of Timberlands from Stora Enso North America Corp. for the purchase price of $142,000,000 and (iii) the Company's 5.31% $25,000,000 Senior Notes
         due September 17, 2007; and (b) there has not been (i) any material adverse change in the condition (financial or other) or operations of the Company or the Facilities Subsidiary or (ii) any Restricted Payment of any kind declared, paid or made by the Company in violation of paragraph 6A of the Senior Note Agreements.

                  (i) ACTIONS PENDING. Except as set forth in Exhibit B attached hereto, there is no action, suit, investigation or proceeding pending or, to the Company's Knowledge, threatened against the Company, or any properties or rights of the Company, by or before any court, arbitrator or administrative or governmental body which questions the validity of this Agreement, the Senior Note Agreements or the Notes or any action taken or to be taken pursuant to this Agreement, the Senior Note Agreements or the Notes or which would be reasonably likely to result in any material adverse change in the business, property or assets, condition (financial or other) or operations of the Company, or in the inability of the Company to perform its obligations hereunder, under the Senior Note Agreements or under the Notes.

                  (j)               COMPLIANCE WITH OTHER INSTRUMENTS, ETC.
         Neither the Company nor any Subsidiary of the Company is in violation of any term of the Partnership Agreement or of any term of any other agreement or instrument to which it is a party or by which it or any of its properties is bound or any term of any applicable law, ordinance, rule or regulation of any governmental authority or any term of any applicable order, judgment or decree of any court, arbitrator or governmental authority, the consequences of which violation would be reasonably likely to have a Material Adverse Effect, and the execution, delivery and performance by the Company of this Agreement, the Senior Note Agreements and the Notes will not result in any violation of or be in conflict with or constitute a default under any such term or result in the creation of (or impose any obligation on the Company to create) any Lien (other than the Liens contemplated by this Agreement) upon any of the properties or assets of the Company, pursuant to any such term except for Liens permitted by paragraph 6B(1) of the Senior Note Agreements; and there is no such term which materially adversely affects or in the future would be likely to materially adversely affect the business, property or assets, condition (financial or other) or operations of the Company, or the ability of the Company to perform its obligations under this Agreement, the Senior Note Agreements or the Notes.

                  (k) GOVERNMENTAL CONSENT. No consent, approval or authorization of, or declaration or filing with, any governmental authority is required for the valid execution, delivery and performance by the Company of this Agreement.

                                                   Amendment to Series H,I,J & K
                                                          Senior Note Agreements

                  (l) DISCLOSURE. Neither this Agreement nor any other document, certificate or statement furnished to the Noteholders by or on behalf of the Company in writing, in connection herewith contains any untrue statement of a material fact or omits to state a material fact, in each case, as it relates to the Corporation, the Company or its Subsidiaries, necessary in order to make the statements contained herein and therein not misleading. There is no fact peculiar to the Company which materially adversely affects, or in the future may (so far as the Company can now reasonably foresee) materially adversely affect, the business, property or assets, condition or results of operations of the Company and which has not been set forth in this Agreement, the Corporation's periodic reports filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, or in the other documents, certificates and statements in writing furnished to the holders of the Notes by or on behalf of the Company prior to the date hereof in connection with the transactions contemplated hereby.

                  (m)               INCORPORATED REPRESENTATIONS AND WARRANTIES.
         All of the representations and warranties made in the Amendment to Mortgage Note Agreements dated of even date herewith are true and correct and are incorporated herein by reference with the same effect as if set forth at length herein.

         4.                EXPENSES; INDEMNIFICATION.

         The Company shall, whether or not the transactions contemplated hereby are consummated, save each holder of the Notes harmless for all out-of-pocket expenses arising in connection with the execution and delivery or performance of this Agreement or any Assumption Agreement, including the reasonable fees and expenses of special counsel for the holders of the Notes but not any other legal fees incurred by any holder of the Notes. The Company shall also indemnify and save each holder of the Notes harmless from and against all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever (including, without limitation, any taxes, and any additional taxes imposed on any amounts payable pursuant to this paragraph 4) which may at any time be imposed on, incurred by or asserted against any holder of the Notes in any way arising out of, relating to or resulting from this Agreement or the transactions contemplated hereby. The obligations of the Company under this paragraph 4 shall survive the transfer of any Note or portion thereof or interest therein by a holder of the Notes or any transferee and the payment of any Note.

         5.                MISCELLANEOUS.

                  (a)               CONTINUITY AND INTEGRATION OF AGREEMENTS.
         The Senior Note Agreements, as supplemented and amended by this Agreement, shall remain in full force and effect and are hereby ratified and confirmed, and the Senior Note Agreements and this Agreement shall be deemed to be and construed as a single agreement. Without limitation of the foregoing, or any provision of the Senior Note Agreements, all

                                                   Amendment to Series H,I,J & K
                                                          Senior Note Agreements
         representations and warranties made herein or in any certificate or document delivered in connection herewith shall for all purposes be deemed made by the Company on, and delivered by the Company pursuant to and in connection with, the Senior Note Agreements.

                  (b)               SURVIVAL OF REPRESENTATIONS AND WARRANTIES.
         All representations and warranties contained herein shall survive the execution and delivery of this Agreement, and the transfer of any Note by a holder thereof. Such representations and warranties may be relied upon by any transferee of a Note from a holder thereof.

                  (c) SUCCESSORS AND ASSIGNS. All covenants and agreements in this Agreement contained by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not.

                  (d) DESCRIPTIVE HEADINGS. The descriptive headings of the several paragraphs of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

                  (e) COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.

                  (f) THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK.

                        [Signatures Appear on Next Page]

                                                   Amendment to Series H,I,J & K
                                                          Senior Note Agreements

If you are in agreement with the foregoing, please sign the form of acceptance on the enclosed counterpart of this letter and return the same to the Company whereupon this letter shall become a binding agreement among us.

Very truly yours,

PLUM CREEK TIMBERLANDS, L.P., a
Delaware limited partnership

By:  Plum Creek Timber I, L.L.C., a Delaware
     limited liability company,
     its General Partner

     By: Plum Creek Timber Company, Inc., a
         Delaware corporation, its sole
         member

         By:________________________________
         Name:  William R. Brown
         Title: Executive Vice President and
                Chief Financial Officer

                                                 Amendment to Series H, I, J & K
                                                          Senior Note Agreements

The foregoing Agreement is accepted
as of the date first above written

MINNESOTA LIFE INSURANCE COMPANY

By:  Advantus Capital Management, Inc.

By:    _______________________________
Name:  _______________________________
Title: _______________________________

AMERICAN FIDELITY ASSURANCE COMPANY

By:  Advantus Capital Management, Inc.

By:    _______________________________
Name:  _______________________________
Title: _______________________________

FARM BUREAU LIFE INSURANCE COMPANY
OF MICHIGAN

By:  Advantus Capital Management, Inc.

By:    _______________________________
Name:  _______________________________
Title: _______________________________

MTL INSURANCE COMPANY

By:  Advantus Capital Management, Inc.

By:    _______________________________
Name:  _______________________________
Title: _______________________________

                                                 Amendment to Series H, I, J & K
                                                          Senior Note Agreements

The foregoing Agreement is accepted
as of the date first above written

AIG LIFE INSURANCE COMPANY

By:  AIG Global Investment Corp., as investment adviser
By:  _____________________________
     Name:  Gerald F. Herman

SUNAMERICA LIFE INSURANCE COMPANY

By:    _____________________________
Name:  Gerald F. Herman
Title: Authorized Signatory

                                                   Amendment to Series H,I,J & K
                                                          Senior Note Agreements

The foregoing Agreement is accepted
as of the date first above written

ALLIANCE CAPITAL MANAGEMENT CORPORATION

By:    _______________________________
Name:  _______________________________
Title: _______________________________

                                                 Amendment to Series H, I, J & K
                                                          Senior Note Agreements

The foregoing Agreement is accepted
as of the date first above written

THE HANOVER INSURANCE COMPANY

By:    _______________________________
Name:  _______________________________
Title: _______________________________

                                                 Amendment to Series H, I, J & K
                                                          Senior Note Agreements

The foregoing Agreement is accepted
as of the date first above written

ALLSTATE LIFE INSURANCE COMPANY

By:    _______________________________
Name:  _______________________________
Title: _______________________________

By:    _______________________________
Name:  _______________________________
Title: _______________________________

ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK

By:    _______________________________
Name:  _______________________________
Title: _______________________________

By:    _______________________________
Name:  _______________________________
Title: _______________________________

                                                 Amendment to Series H, I, J & K
                                                          Senior Note Agreements

The foregoing Agreement is accepted
as of the date first above written

IDS LIFE INSURANCE COMPANY

By:    _______________________________
Name:  _______________________________
Title: _______________________________

                                                 Amendment to Series H, I, J & K
                                                          Senior Note Agreements

The foregoing Agreement is accepted
as of the date first above written

THE CANADA LIFE ASSURANCE COMPANY

By:    _______________________________
Name:  _______________________________
Title: _______________________________

                                                 Amendment to Series H, I, J & K
                                                          Senior Note Agreements

The foregoing Agreement is accepted
as of the date first above written

CONNECTICUT GENERAL LIFE INSURANCE COMPANY

By:  CIGNA Investments, Inc. (authorized agent)

By:    _______________________________
Name:  _______________________________
Title: _______________________________

                                                 Amendment to Series H, I, J & K
                                                          Senior Note Agreements

The foregoing Agreement is accepted
as of the date first above written

CLARICA LIFE INSURANCE COMPANY - U.S.

By:    _______________________________
Name:  _______________________________
Title: _______________________________

                                                 Amendment to Series H, I, J & K
                                                          Senior Note Agreements

The foregoing Agreement is accepted
as of the date first above written

GENERAL ELECTRIC CAPITAL ASSURANCE COMPANY

By:    _______________________________
Name:  _______________________________
Title: _______________________________

GE EDISON LIFE INSURANCE COMPANY

By:    _______________________________
Name:  _______________________________
Title: _______________________________

FIRST COLONY LIFE INSURANCE COMPANY

By:    _______________________________
Name:  _______________________________
Title: _______________________________

GE LIFE AND ANNUITY ASSURANCE COMPANY

By:    _______________________________
Name:  _______________________________
Title: _______________________________

GE GROUP ADMINISTRATORS, INC.

By:    _______________________________
Name:  _______________________________
Title: _______________________________

GE GROUP LIFE ASSURANCE COMPANY

By:    _______________________________
Name:  _______________________________
Title: _______________________________

                                                 Amendment to Series H, I, J & K
                                                          Senior Note Agreements

The foregoing Agreement is accepted
as of the date first above written

THE GUARDIAN LIFE INSURANCE COMPANY OF AMERICA

By:    _______________________________
Name:  _______________________________
Title: _______________________________

BERKSHIRE LIFE INSURANCE COMPANY OF AMERICA

By:    _______________________________
Name:  _______________________________
Title: _______________________________

                                                   Amendment to Series H,I,J & K
                                                          Senior Note Agreements

The foregoing Agreement is accepted
as of the date first above written

GOLDEN AMERICA LIFE INSURANCE COMPANY
By:  ING Investment Management LLC

By:    _______________________________
Name:  _______________________________
Title: _______________________________

NORTHERN LIFE INSURANCE COMPANY
By:  ING Investment Management LLC

By:    _______________________________
Name:  _______________________________
Title: _______________________________

RELIASTAR LIFE INSURANCE COMPANY
By:  ING Investment Management LLC

By:    _______________________________
Name:  _______________________________
Title: _______________________________

                                                   Amendment to Series H,I,J & K
                                                          Senior Note Agreements

The foregoing Agreement is accepted
as of the date first above written

JEFFERSON PILOT FINANCIAL INSURANCE COMPANY

By:    _______________________________
Name:  _______________________________
Title: _______________________________

JEFFERSON-PILOT LIFE INSURANCE COMPANY

By:    _______________________________
Name:  _______________________________
Title: _______________________________

                                                   Amendment to Series H,I,J & K
                                                          Senior Note Agreements

The foregoing Agreement is accepted
as of the date first above written

JOHN HANCOCK LIFE INSURANCE COMPANY

By:    _______________________________
Name:  _______________________________
Title: _______________________________

JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

By:    _______________________________
Name:  _______________________________
Title: _______________________________

INVESTORS PARTNER LIFE INSURANCE COMPANY

By:    _______________________________
Name:  _______________________________
Title: _______________________________

SIGNATURE 5 L.P.
By:  John Hancock Life Insurance Company,
     as Portfolio Advisor

By:    _______________________________
Name:  _______________________________
Title: _______________________________

                                                   Amendment to Series H,I,J & K
                                                          Senior Note Agreements

The foregoing Agreement is accepted
as of the date first above written

THRIVENT FINANCIAL FOR LUTHERANS

By:    _______________________________
Name:  _______________________________
Title: _______________________________

                                                   Amendment to Series H,I,J & K
                                                          Senior Note Agreements

The foregoing Agreement is accepted
as of the date first above written

METROPOLITAN LIFE INSURANCE COMPANY

By:    _______________________________
Name:  _______________________________
Title: _______________________________

METROPOLITAN INSURANCE AND ANNUITY COMPANY

By:    _______________________________
Name:  _______________________________
Title: _______________________________

                                                   Amendment to Series H,I,J & K
                                                          Senior Note Agreements

The foregoing Agreement is accepted
as of the date first above written

MODERN WOODMEN OF AMERICA

By:    _______________________________
Name:  _______________________________
Title: _______________________________

                                                   Amendment to Series H,I,J & K
                                                          Senior Note Agreements

The foregoing Agreement is accepted
as of the date first above written

MONY LIFE INSURANCE COMPANY

By:    _______________________________
Name:  _______________________________
Title: _______________________________

                                                   Amendment to Series H,I,J & K
                                                          Senior Note Agreements

The foregoing Agreement is accepted
as of the date first above written

NATIONAL LIFE INSURANCE COMPANY

By:    _______________________________
Name:  _______________________________
Title: _______________________________

LIFE INSURANCE COMPANY OF THE SOUTHWEST

By:    _______________________________
Name:  _______________________________
Title: _______________________________

                                                   Amendment to Series H,I,J & K
                                                          Senior Note Agreements

The foregoing Agreement is accepted
as of the date first above written

NATIONWIDE LIFE INSURANCE COMPANY

By:    _______________________________
Name:  _______________________________
Title: _______________________________

NATIONWIDE LIFE AND ANNUITY INSURANCE COMPANY

By:    _______________________________
Name:  _______________________________
Title: _______________________________

NATIONWIDE MUTUAL INSURANCE COMPANY

By:    _______________________________
Name:  _______________________________
Title: _______________________________

                                                   Amendment to Series H,I,J & K
                                                          Senior Note Agreements

The foregoing Agreement is accepted
as of the date first above written

NEW YORK LIFE INSURANCE COMPANY

By:    _______________________________
Name:  _______________________________
Title: _______________________________

                                                   Amendment to Series H,I,J & K
                                                          Senior Note Agreements

The foregoing Agreement is accepted
as of the date first above written

THE OHIO NATIONAL LIFE INSURANCE COMPANY

By:    _______________________________
Name:  _______________________________
Title: _______________________________

                                                   Amendment to Series H,I,J & K
                                                          Senior Note Agreements

The foregoing Agreement is accepted
as of the date first above written

PACIFIC LIFE INSURANCE COMPANY

By:    _______________________________
Name:  _______________________________
Title: _______________________________

By:    _______________________________
Name:  _______________________________
Title: _______________________________

                                                   Amendment to Series H,I,J & K
                                                          Senior Note Agreements

The foregoing Agreement is accepted
as of the date first above written

PRINCIPAL LIFE INSURANCE COMPANY,
an Iowa corporation

By:  Principal Capital Management, LLC
     a Delaware limited liability company,
     its authorized signatory

By:    _______________________________
Name:  _______________________________
Title: _______________________________

By:    _______________________________
Name:  _______________________________
Title: _______________________________

                                                   Amendment to Series H,I,J & K
                                                          Senior Note Agreements

The foregoing Agreement is accepted
as of the date first above written

CGU LIFE INSURANCE COMPANY OF AMERICA,
a Delaware corporation

By:  Principal Capital Management, LLC
     a Delaware limited liability company,
     its attorney in fact

By:    _______________________________
Name:  _______________________________
Title: _______________________________

By:    _______________________________
Name:  _______________________________
Title: _______________________________

                                                   Amendment to Series H,I,J & K
                                                          Senior Note Agreements

The foregoing Agreement is accepted
as of the date first above written

PROVIDENT MUTUAL LIFE INSURANCE COMPANY

By:    _______________________________
Name:  _______________________________
Title: _______________________________

                                                   Amendment to Series H,I,J & K
                                                          Senior Note Agreements

The foregoing Agreement is accepted
as of the date first above written

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA

By:    _______________________________
Name:  _______________________________
Title: Vice President

                                                   Amendment to Series H,I,J & K
                                                          Senior Note Agreements

The foregoing Agreement is accepted
as of the date first above written

SECURITY FINANCIAL LIFE INSURANCE CO.

By:    _______________________________
Name:  _______________________________
Title: _______________________________

                                                   Amendment to Series H,I,J & K
                                                          Senior Note Agreements

The foregoing Agreement is accepted
as of the date first above written

THE UNION CENTRAL LIFE INSURANCE COMPANY

By:  Summit Investment Partners, LLC

By:    _______________________________
Name:  _______________________________
Title: _______________________________

                                                   Amendment to Series H,I,J & K
                                                          Senior Note Agreements

The foregoing Agreement is accepted
as of the date first above written

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

By:    _______________________________
Name:  _______________________________
Title: _______________________________

                                                   Amendment to Series H,I,J & K
                                                          Senior Note Agreements

The foregoing Agreement is accepted
as of the date first above written

THE TRAVELERS INSURANCE COMPANY

By:    _______________________________
Name:  _______________________________
Title: _______________________________

                                                   Amendment to Series H,I,J & K
                                                          Senior Note Agreements

The foregoing Agreement is accepted
as of the date first above written

UNUM LIFE INSURANCE COMPANY OF AMERICA

By:  Provident Investment Management, LLC
Its: Agent

By:    _______________________________
Name:  _______________________________
Title: _______________________________

                                                   Amendment to Series H,I,J & K
                                                          Senior Note Agreements

                                    EXHIBIT A

                                  Subsidiaries

Plum Creek Timber II, L.L.C.
Plum Creek Maine Timberlands, L.L.C.
Plum Creek Southern Timber, L.L.C.
Plum Creek South Central Timberlands, L.L.C.
Plum Creek Manufacturing, L.P.
Plum Creek Manufacturing Holding Company, Inc.
Plum Creek Northwest Lumber, Inc.
Plum Creek Northwest Plywood, Inc.
Plum Creek MDF, Inc.
Plum Creek Southern Lumber, Inc.
Plum Creek Marketing, Inc.
Plum Creek Investment Company
Plum Creek Land Company
Plum Creek Maine Marketing, Inc.
Highland Resources Inc.
PC Timberland Investment Company

                                                   Amendment to Series H,I,J & K
                                                          Senior Note Agreements

                                   Exhibit A-1

                                    EXHIBIT B

                                 Pending Actions

None.

                                                   Amendment to Series H,I,J & K
                                                          Senior Note Agreements

                                   Exhibit B-1